Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	United States
Rosemarie Yancosek
(908) 298-7476

International
Gail Thornton
(908) 298-5313

The Netherlands
Monique Mols
+ 31-412-665440

	Investor Contact:	Alex Kelly
(908) 298-7436
SCHERING-PLOUGH COMPLETES ACQUISITION OF ORGANON BIOSCIENCES

Combination Expands Human Health Business, Creates a Global Leader in Animal Health and
Strengthens Product Pipeline, Adding Five Phase III Projects
KENILWORTH, N.J., Nov. 19, 2007— Schering-Plough Corporation (NYSE: SGP) today announced that it has completed the acquisition of Organon BioSciences N.V., creating a stronger combined company with broader human and animal health portfolios, an enhanced pipeline and increased R&D capabilities. Schering-Plough’s agreement to acquire Organon BioSciences was announced on March 12, 2007.
     “By bringing together complementary businesses, we will be growing even stronger and even better in our people, products and science,” said Fred Hassan, chairman and chief executive officer, Schering-Plough Corporation. “The promise of this combination is profound. We will be working hard to realize that promise — for our customers, for the patients, for our other stakeholders and for our shareowners.”
     Organon BioSciences is comprised primarily of Organon, a human health business, and Intervet, an animal health business. It also includes Nobilon, a human vaccine development unit, and Diosynth, a third-party manufacturing unit of Organon. Schering-Plough acquired Organon
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BioSciences from Akzo Nobel N.V. for approximately €11 billion in cash.
     Hassan said, “Through this combination we create a powerful science and technology platform. We expand and strengthen Schering-Plough’s late-stage Rx pipeline with five additional promising Phase III compounds. We acquire a robust biologics manufacturing capability that is an excellent match for our earlier-stage biologics projects.
     “With Organon, we expand into two important prescription pharmaceutical franchises, women’s health and central nervous system (CNS),” added Hassan. “These therapeutic areas add to our existing strengths in cardiovascular care, respiratory, immunology and oncology.”
     The transaction also makes Schering-Plough a global leader in Animal Health through the combination of Schering-Plough Animal Health and Intervet. “We increase our science strength, and we increase our scale in Animal Health,” said Hassan. “This greatly increases the value we will bring to customers. We see this strong combined Animal Health unit as a key strategic part of our integrated business that will contribute to long-term high performance.”
     As a result of the combination, Schering-Plough’s leading prescription products will include the Organon products: FOLLISTIM/ PUREGON, a fertility treatment; ZEMURON/ ESMERON, a muscle relaxant; and NUVARING and IMPLANON for contraception. These add to Schering-Plough’s strong base of human pharmaceuticals, including VYTORIN and ZETIA, cholesterol-lowering medicines that Schering-Plough markets through a global joint venture with Merck & Co., Inc. ; REMICADE, a treatment for immune-mediated inflammatory disorders marketed outside the U.S.; NASONEX, a prescription allergy nasal spray; and PEGINTRON for hepatitis C. Additionally, Schering-Plough’s Consumer Health Care segment is an important asset with key products, including OTC CLARITIN, MiraLAX, DR. SCHOLL’S and COPPERTONE.
     In Animal Health, the combination brings together complementary pharmaceutical products and vaccines to help prevent and cure diseases and increase performance. Schering-Plough adds to its portfolio additional vaccines for major animal species, such as VISTA/BOVILIS, a vaccine line for respiratory and reproductive infectious diseases in cattle; the NOBILIS range of live and inactivated vaccines protecting poultry against a wide range of viral and bacterial diseases; and CONTINUUM/NOBIVAC, a range of canine and feline vaccines. Schering-Plough will also have antiparasitics such as SAFE-GUARD/PANACUR, a de-wormer for use in many animal species; anti-infectives such as COBACTAN, a broad-
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spectrum antibiotic for livestock species and horses; and specialty products such as VETSULIN/CANINSULIN, a diabetes mellitus treatment for dogs and cats. These products expand on Schering-Plough’s growing presence in this market with products such as NUFLOR, a broad-spectrum antibiotic for cattle, swine and fish; OTOMAX, a canine ear ointment; RESFLOR, a combination antibiotic and anti-inflammatory for bovine respiratory disease; as well as the company’s animal health services, including HOMEAGAIN, a U.S. proactive pet recovery network.
     The combination also adds five Phase III compounds to Schering-Plough’s existing late-stage projects, building on a rich and promising pipeline. Schering-Plough’s key Phase III projects include (in alphabetical order):
•	Acadesine, for the prevention of ischemia-reperfusion injury;

•	Asenapine (from Organon), a fast-dissolving, sublingual psychopharmacologic agent for the treatment of patients with schizophrenia and acute mania bipolar disorder;

•	Corifollitropin alfa (from Organon), a new fertility hormone;

•	Golimumab, an anti-inflammatory for the treatment of rheumatoid arthritis, psoriatic arthritis and ankylosing spondylitis;

•	Mometasone / formoterol, for the treatment of asthma;

•	NOMAC/E2 (from Organon), an oral contraceptive;

•	ORG 50081 (from Organon), for the treatment of insomnia and potentially for hot flashes in menopausal women;

•	Sugammadex (from Organon), for the reversal of neuromuscular blockade used as part of general anesthesia during surgical procedures;

•	Tablet-based sublingual immunotherapy, for allergies;

•	Thrombin receptor antagonist, for acute coronary syndrome and secondary prevention; and

•	Vicriviroc, for HIV.
     Schering-Plough’s world headquarters will continue to be in Kenilworth, N.J. As previously reported, Boxmeer, the Netherlands, will become the headquarters of the global animal health business.
DISCLOSURE NOTICE: The information in this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s plans, its strategies, its progress under the Action
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Agenda, its business prospects, expected timelines, the potential of the Organon BioSciences acquisition, and the pipeline of the combined company. Forward-looking statements relate to expectations or forecasts of future events. Schering-Plough does not assume the obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from Schering-Plough’s forward-looking statements, including market forces; economic factors; inaccurate assumptions; the outcome of contingencies such as litigation and investigations; product availability; patent and other intellectual property protection; current and future branded, generic or over-the-counter competition; the regulatory process; any developments following regulatory approval; and any scientific developments relating to marketed products or pipeline projects, among other uncertainties. For further details of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including, Part II, Item 1A, “Risk Factors” in Schering-Plough’s third quarter 2007 10-Q.
     Schering-Plough is an innovation-driven, science-centered global health care company. Through its own biopharmaceutical research and collaborations with partners, Schering-Plough creates therapies that help save and improve lives around the world. The company applies its research-and-development platform to human prescription and consumer products as well as to animal health products. Schering-Plough’s vision is to “Earn Trust, Every Day” with the doctors, patients, customers and other stakeholders served by its approximately 50,000 people around the world. The company is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.
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